As filed with the Securities and Exchange Commission on October 27, 2009

Registration No. 333-160518

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XINYUAN REAL ESTATE CO., LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	1520	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

27/F, China Central Place, Tower II

79 Jianguo Road, Chaoyang District

Beijing 100025

People’s Republic of China

(86-10) 8588-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Omer Ozden, Esq.

Baker & McKenzie LLP

1114 Avenue of the Americas

New York, NY 10036

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness of this registration statement (except as otherwise described herein).

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law.    Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Memorandum and Articles of Association.    Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own wilful neglect or default.

Indemnification Agreements.    Pursuant to indemnification agreements, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

SEC Position.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

4.1	Indenture regarding the guaranteed senior secured floating rate notes due 2010, dated as of April 13, 2007, between Xinyuan Real Estate Co., Ltd and the Hong Kong and Shanghai Banking Corporation Limited as Trustee (incorporated by reference to Exhibit 10.4 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

4.2	Indenture Supplement No. 1, dated August 21, 2009, to Indenture regarding the guaranteed senior secured floating rate notes due 2010, dated as of April 13, 2007, between Xinyuan Real Estate Co., Ltd and the Hong Kong and Shanghai Banking Corporation Limited as Trustee (incorporated by reference to Exhibit 2.2 from Amendment No. 1 to our Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33863), filed with the SEC on September 29, 2009)

4.3	Indenture regarding the 2% guaranteed convertible subordinate notes due 2012, dated as of April 13, 2007, between Xinyuan Real Estate Co., Ltd and the Hong Kong and Shanghai Banking Corporation Limited as Trustee (incorporated by reference to Exhibit 10.6 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

4.4	Indenture Supplement No. 1, dated August 21, 2009, to Indenture regarding 2% guaranteed convertible subordinate notes due 2012, dated as of April 13, 2007, between Xinyuan Real Estate Co., Ltd and the Hong Kong and Shanghai Banking Corporation Limited as Trustee (incorporated by reference to Exhibit 2.4 from Amendment No. 1 to our Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33863), filed with the SEC on September 29, 2009)

Exhibit Number	Description of Document

4.5	Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.2 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

4.6	Form of American Depositary Receipt (included in Exhibit 4.7)

4.7	Deposit Agreement, dated as of December 11, 2007, among Xinyuan Real Estate Co., Ltd., JPMorgan Chase Bank, N.A., as depositary, and holders of American Depositary Shares (incorporated by reference to Exhibit 2.5 from Amendment No. 1 to our Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33863), filed with the SEC on September 29, 2009)

4.8	Form of warrant certificate (included in Exhibit 4.9)

4.9	Form of warrant agreement*

4.10	Form of indenture relating to the issuances of debentures, notes, bonds or other evidences of indebtedness**

4.11	Form of debt security*

5.1	Opinion of Maples and Calder**

5.2	Opinion of Baker & McKenzie LLP**

10.1	Equity registration right agreement, dated as of April 13, 2007, by and among Xinyuan Real Estate Co., Ltd., each of the holders of the Warrants and each of the holders of the Convertible Notes (incorporated by reference to Exhibit 10.7 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

10.2	Amended and restated shareholders agreement, dated as of October 31, 2007, among Blue Ridge China partners, L.P., EI Fund II China, LLC, Yong Zhang, Yuyan Yang, Xinyuan Real Estate, Ltd., Xinyuan Real Estate Co., Ltd., and to the extent set forth therein Burnham Securities Inc. and Joel B. Gardner (incorporated by reference to Exhibit 10.10 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

12.1	Statement on Computation of Ratio of Earnings (before Fixed Charges) to Fixed Charges**

23.1	Consent of Ernst & Young Hua Ming, Independent Registered Public Accounting Firm**

23.2	Consent of Maples and Calder (included in Exhibit 5.1)**

23.3	Consent of Baker & McKenzie LLP (included in Exhibit 5.2)**

24.1	Power of Attorney (included on signature page)**

25.1	Statement of Eligibility of Trustee on Form F-1***

*	To be filed as an amendment or as an exhibit to a report filed pursuant to the Exchange Act and incorporated by reference herein.
**	Previously filed.
***	To be filed separately.

ITEM 10. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and other information required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information pursuant to section 13 or section 15(d) of the Securities Act are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment No. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on October 27, 2009.

XINYUAN REAL ESTATE CO., LTD.

By:	/s/ Thomas Gurnee
Name:	Thomas Gurnee
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this amendment No. 3 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Yong Zhang	Chairman and Chief Executive Officer	October 27, 2009

* Yuyan Yang	Director and Vice President	October 27, 2009

/s/ Thomas Gurnee Thomas Gurnee	Director and Chief Financial Officer and Chief Accounting Officer	October 27, 2009

Yue (Justin) Tang	Director	October 27, 2009

* Christopher J. Fiegen	Director	October 27, 2009

* Yong Cui	Director	October 27, 2009

* Thomas Wertheimer	Director	October 27, 2009

* Huai Chen	Director	October 27, 2009

*By:	/s/ Thomas Gurnee
Thomas Gurnee
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in Newark, Delaware, on October 27, 2009.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

4.1	Indenture regarding the guaranteed senior secured floating rate notes due 2010, dated as of April 13, 2007, between Xinyuan Real Estate Co., Ltd and the Hong Kong and Shanghai Banking Corporation Limited as Trustee (incorporated by reference to Exhibit 10.4 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

4.2	Indenture Supplement No. 1, dated August 21, 2009, to Indenture regarding the guaranteed senior secured floating rate notes due 2010, dated as of April 13, 2007, between Xinyuan Real Estate Co., Ltd and the Hong Kong and Shanghai Banking Corporation Limited as Trustee (incorporated by reference to Exhibit 2.2 from Amendment No. 1 to our Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33863), filed with the SEC on September 29, 2009)

4.3	Indenture regarding the 2% guaranteed convertible subordinate notes due 2012, dated as of April 13, 2007, between Xinyuan Real Estate Co., Ltd and the Hong Kong and Shanghai Banking Corporation Limited as Trustee (incorporated by reference to Exhibit 10.6 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

4.4	Indenture Supplement No. 1, dated August 21, 2009, to Indenture regarding 2% guaranteed convertible subordinate notes due 2012, dated as of April 13, 2007, between Xinyuan Real Estate Co., Ltd and the Hong Kong and Shanghai Banking Corporation Limited as Trustee (incorporated by reference to Exhibit 2.4 from Amendment No. 1 to our Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33863), filed with the SEC on September 29, 2009)

4.5	Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.2 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

4.6	Form of American Depositary Receipt (included in Exhibit 4.7)

4.7	Deposit Agreement, dated as of December 11, 2007, among Xinyuan Real Estate Co., Ltd., JPMorgan Chase Bank, N.A., as depositary, and holders of American Depositary Shares (incorporated by reference to Exhibit 2.5 from Amendment No. 1 to our Form 20-F for the fiscal year ended December 31, 2008 (File No. 001-33863), filed with the SEC on September 29, 2009)

4.8	Form of warrant certificate (included in Exhibit 4.9)

4.9	Form of warrant agreement*

4.10	Form of indenture relating to the issuances of debentures, notes, bonds or other evidences of indebtedness**

4.11	Form of debt security*

5.1	Opinion of Maples and Calder**

5.2	Opinion of Baker & McKenzie LLP**

10.1	Equity registration right agreement, dated as of April 13, 2007, by and among Xinyuan Real Estate Co., Ltd., each of the holders of the Warrants and each of the holders of the Convertible Notes (incorporated by reference to Exhibit 10.7 from our F-1 registration statement (File No. 333-147477), as amended, initially filed with the SEC on November 16, 2007)

10.2	Amended and restated shareholders agreement, dated as of October 31, 2007, among Blue Ridge China partners, L.P., EI Fund II China, LLC, Yong Zhang, Yuyan Yang, Xinyuan Real Estate, Ltd., Xinyuan Real Estate Co., Ltd., and to the extent set forth therein Burnham Securities Inc. and Joel B. Gardner (incorporated by reference to Exhibit 10.10 from our F-1 registration statement (File No. 333-147477 ), as amended, initially filed with the SEC on November 16, 2007)

Exhibit Number	Description of Document

12.1	Statement on Computation of Ratio of Earnings (Before Fixed Charges) to Fixed Charges**

23.1	Consent of Ernst & Young Hua Ming, Independent Registered Public Accounting Firm**

23.2	Consent of Maples and Calder (included in Exhibit 5.1)**

23.3	Consent of Baker & McKenzie LLP (included in Exhibit 5.2)**

24.1	Power of Attorney (included on signature page)**

25.1	Statement of Eligibility of Trustee on Form T-1***

*	To be filed as an amendment or as an exhibit to a report filed pursuant to the Exchange Act and incorporated by reference herein.
**	Previously filed.
***	To be filed separately.